Exhibit 3.2.2

SECTIONS 1.2(b)(3), 2.2(b)(3), 2.2(e)-(g) AND 2.4(b) OF THE BYLAWS OF LEGGETT & PLATT, INCORPORATED, AS AMENDED THROUGH FEBRUARY 21, 2017, MARKED TO SHOW CHANGES FROM THE PRIOR BYLAW PROVISIONS, AS AMENDED THROUGH NOVEMBER 3, 2015

“Section 1.2 Business at Annual Meetings.

(b)(3) The shareholder’s notice shall set forth:

(i) a brief description of the business proposed to be brought before the meeting, the text of the proposal or business (including any proposed resolutions), the reasons for proposing to conduct such business at the meeting and any material interest of such shareholder (and of the beneficial owner, if any, on whose behalf the proposal is made) in such business;

(ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books, (b) (1) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments (the foregoing items (1) through (7), individually or collectively, the “Disclosable Interests”), if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business, (d) any other information that would be required to be provided by the shareholder or beneficial owner in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such person’s capacity as a proponent of a shareholder proposal, and (e) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (ii) to otherwise solicit proxies from shareholders in support of such proposal.

In addition, to be considered timely, a shareholder’s notice to the Secretary shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws (including without limitation Section 2.2) shall not limit the Corporation’s rights or remedies with respect to any deficiencies in any notice provided by a shareholder (or be deemed to cure any such defects), extend any applicable deadlines hereunder or under any other provision of the Bylaws, or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.”

“Section 2.2 Advance Notice of Nominations.

(b)(3) The shareholder’s notice shall set forth:

(i) as to each proposed nominee (a) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (b) the nominee’s Disclosable Interests, if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such nominee’s immediate family sharing the same household (which information shall be supplemented by such nominee, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective affiliates or others acting in concert therewith (on the one hand) and each proposed nominee and his or her affiliates or others acting in concert therewith (on the other hand), including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (d) a completed and signed questionnaire, representation and agreement required by Section 2.2(e), (e) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election, or is otherwise required pursuant to Regulation 14A under the Exchange Act, and ~~(e)~~ (f) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a Director of the Corporation if so elected; and

(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books, (b) the shareholder’s and beneficial owner’s Disclosable Interests, if any, as of the date of such notice, including without limitation any Disclosable Interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) any other information that would be required to be provided by the shareholder or beneficial owner in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the Exchange Act in such person’s capacity as a proponent of a shareholder proposal, and (e) a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, or (ii) otherwise solicit proxies from shareholders in support of such nominee.

In addition, to be considered timely, a shareholder’s notice to the Secretary shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.”

“Section 2.2 Advance Notice of Nominations.

(e) Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for annual meetings of shareholders after the 2017 annual meeting the name, together with the Required Information (as defined below), of qualifying persons nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this Section 2.2(e), including without limitation qualifying as an Eligible Shareholder (as defined below) and that expressly elects at the time of providing the written notice required by this Section 2.2(e) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.2(e).

(1) For the purposes of this Section 2.2(e):

(i) “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of Directors;

(ii) “Constituent Holder” shall mean any shareholder, investment fund included within a Qualifying Fund (as defined below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Shareholder (as defined below);

(iii) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(iv) a shareholder (including any Constituent Holder) shall be deemed to own only those outstanding shares of Voting Stock as to which the shareholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such shareholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such shareholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such shareholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or Constituent Holder (or either’s affiliate). A shareholder (including any Constituent Holder) shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 2.2(e), a shareholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the shareholder has loaned such shares so long as such shareholder retains the power to recall such shares on no greater than five business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the shareholder.

(2) For purposes of this Section 2.2(e), the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). The Corporation shall also include the name of the Shareholder Nominee in its proxy card. Any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statement(s) or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(3) To be timely, a shareholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the Corporation within the time periods applicable to shareholder notices of nominations pursuant to Section 2.2(b). Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.

(4) The maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.2(e) but are either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board) appearing in the Corporation’s proxy materials pursuant to this Section 2.2(e) with respect to an annual meeting of shareholders shall not exceed the greater of (x) two Directors or (y) the largest whole number that does not exceed 20% of the number of Directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.2(e) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(i) the number of Directors in office or director candidates for whom access to the Corporation’s proxy materials was previously provided (or requested) pursuant to this Section 2.2(e), other than (a) any such director referred to in this clause (i) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two successive annual terms;

(ii) the number of such director candidates for which the Corporation shall have received one or more shareholder notices nominating director candidates pursuant to Section 2.2(b); and

(iii) the number of Directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee, pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (iii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office; provided that this clause (iii) shall only apply to the annual meeting which follows such agreement, arrangement or understanding;

provided, further, in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.2(e) shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this Section 2.2(e) for an annual meeting of shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(5) An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.2(e), and as of the record date for the determination of shareholders entitled to notice and to vote at the annual meeting, at least three percent of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more investment funds that are part of same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this subsection (5), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.2(e). No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 2.2(e), and no shareholder may be a member of more than one group constituting an Eligible Shareholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this subsection (5), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(6) No later than the final date when a Proxy Access Notice pursuant to this Section 2.2(e) may be timely delivered to the Secretary, an Eligible Shareholder (including each Constituent Holder) must provide the information required by Section 2.2(b)(3) of this Article II to the Secretary of the Corporation and also provide the following information in writing to the Secretary:

(i) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a) within 10 days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b) immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(iii) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2.2(e);

(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Corporation in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(d) will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(e) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.2(e);

(iv) in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(v) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation in connection with the nomination of the Shareholder Nominee(s) or its efforts to elect such person(s) to the Board;

(b) promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(c) file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 2.2(e) may be timely delivered to the Secretary, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 2.2(e) to be provided to the Corporation must be further updated and supplemented (through receipt by the Secretary) if necessary so that the information shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(7) The Eligible Shareholder may provide to the Secretary, at the time the information required by this Section 2.2(e) is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of each such Eligible Shareholder’s Shareholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.2(e), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(8) No later than the final date when a Proxy Access Notice pursuant to this Section 2.2(e) may be timely delivered to the Secretary, each Shareholder Nominee must provide to the Secretary the information required by Section 2.2(b), a completed and executed questionnaire, representation and agreement as required by Section 2.2(e) and also:

(i) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such

Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected and that such Shareholder Nominee will promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(ii) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in subsection (10) below apply and to determine if such Shareholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.

Any proposed Shareholder Nominee shall also furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(9) Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.2(e) or any other provision of these Bylaws, the Restated Articles of Incorporation or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.

(10) The Corporation shall not be required to include, pursuant to this Section 2.2(e), a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Shareholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(i) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s Directors (including without limitation the Corporation’s Director Qualification Standards) or who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each case as determined by the Board of Directors;

(ii) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Restated Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding (other than in connection with traffic violations and other similar minor offenses), has been convicted in a criminal proceeding within the past 10 years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(iv) if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.2(e) or any agreement, representation or undertaking required by this Section 2.2(e); or

(v) if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Any proposed Shareholder Nominee shall furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent Director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

~~(e)~~ (f) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as Directors. The presiding officer shall determine whether a nomination was made in accordance with this Section 2.2 and, if any proposed nomination is not in compliance with this Section 2.2, to declare that such defective nomination be disregarded. The presiding officer shall have sole authority to decide questions of compliance with the foregoing procedures, and his ruling shall be final.

~~(f)~~ (g) Notwithstanding anything to the contrary in this Section 2.2, (i) unless the shareholder (or a qualified representative of the shareholder) appears at the applicable meeting of shareholders to present the nomination and another shareholder seconds the shareholder’s motion, such nomination shall be disregarded, and (ii) a shareholder shall also comply with state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2.”

“Section 2.4 Regular and Special Directors’ Meetings.

(b) Special meetings of the Board of Directors may be called by the Board Chair, the Lead Director, Chief Executive Officer or the President, and shall be called by the Secretary on the written request of ~~two~~ three or more Directors. Notice of any special meeting shall be given to each Director at such Director’s last known address by telephone, electronic transmission or other means not later than the day preceding the date of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting, except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.”